UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 30, 2009

First National Bancshares, Inc.
(Exact name of registrant as specified in its charter)

South Carolina
(State or other jurisdiction of incorporation)

000-30523	58-2466370
(Commission File Number)	(IRS Employer Identification No.)

215 North Pine Street, Spartanburg, S.C.	29302
(Address of principal executive offices)	(Zip Code)

(864) 948-9001
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      Entry Into and Modification of Material Definitive Agreement

On March 30, 2009, First National Bancshares, Inc. (“Borrower”) accepted the terms of a commitment by Nexity Bank (“Lender”) to continue the Loan and Stock Pledge Agreements (the “Agreements”) between Borrower and Lender, subject to certain modifications effective January 1, 2009 and discussed in the paragraphs below.

Pursuant to the terms of this commitment, Borrower and Lender agree that beginning January 1, 2009 and continuing through the calendar quarter in which Borrower certifies that all financial covenants as of the most recent quarter end have been met, the interest rate on the related Commercial Promissory Note (“Note”) shall be the prime rate plus one percent as published in the Wall Street Journal with a floor of six percent (6%).  Upon receipt of notice from Borrower certifying that Borrower is in full compliance with all covenants and conditions of the Agreements, Lender shall modify the Note interest rate to the original contract rate of the prime rate minus 1.25% as published in the Wall Street Journal effective the first day of the succeeding calendar quarter.  Borrower shall make all payments under the Note as modified.  Until all covenants and conditions under the Note and Agreements have been met, Lender will only allow further advances of funds under the Note and Agreements for interest payments due and payable under the Note and Agreements.

The original Agreements, dated December 28, 2007, are previously described in our Current Report on Form 8-K filed January 4, 2008. The Loan Agreement, in an amount up to $15,000,000, has a twelve-year final maturity with interest payable quarterly at a floating rate tied to the Wall Street Journal Prime Rate. The terms of the line of credit include two years of quarterly interest payments followed by ten years of annual principal payments plus quarterly interest payments on the outstanding principal balance as of December 31, 2009. Pursuant to the Stock Pledge Agreement, the loan is secured by first priority security interest in all of Borrower’s capital stock in its wholly-owned bank subsidiary, First National Bank of the South.  These modifications were required due to Borrower’s noncompliance with certain financial covenants contained in the Agreements related to Borrower’s level of credit quality and profitability.  The Agreements contain covenants, including, among other things, covenants that restrict the ability of Borrower and its subsidiary to pay dividends and incur certain additional indebtedness (except for trust preferred securities).

As part of the commitment, Lender agrees to waive the specific covenant defaults for the period ending September 30, 2008 and until Lender’s quarterly review in process for the period ending December 31, 2008 has been completed.

The foregoing descriptions of the commitment letter, Agreements and Note do not purport to be complete and are qualified in their entirety by reference to the commitment letter, Loan Agreement, Stock Pledge Agreement and Note, which are attached as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Form 8-K, and are incorporated into this report by reference.

ITEM 9.01                      Financial Statements and Exhibits

10.1 Commitment letter to continue Agreements by and among First National Bancshares, Inc. and Nexity Bank, dated January 7, 2009.

10.2 Loan Agreement dated December 28, 2007 between First National Bancshares, Inc. and Nexity Bank.

10.3 Pledge Agreement dated December 28, 2007 between First National Bancshares, Inc. and Nexity Bank.

10.4 Promissory Note dated December 28, 2007 between First National Bancshares, Inc. and Nexity Bank.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL BANCSHARES, INC.

Dated: March 31, 2009	By:	/s/ Kitty B. Payne
Name: Kitty B. Payne
Title: EVP & Chief Financial Officer